Exhibit Number 99.1

Investor Contact:	W. Larry Cash Executive Vice President and Chief Financial Officer (615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
FIRST QUARTER 2009 RESULTS WITH NET OPERATING REVENUES OF $2.9 BILLION
FRANKLIN, TENN. (April 23, 2009) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the first quarter ended March 31, 2009.
     Net operating revenues for the three months ended March 31, 2009, totaled $2.892 billion, a 7.6 percent increase compared with $2.689 billion for the same period in 2008. Income from continuing operations increased to $71.1 million, or $0.63 per share (diluted), on 90.9 million weighted average shares outstanding for the three months ended March 31, 2009, compared with $59.1 million, or $0.52 per share (diluted), on 95.0 million weighted average shares outstanding for the same period in 2008. Net income per share (diluted) increased to $0.65 for the three months ended March 31, 2009, compared with $0.63 for the same period in 2008. Net income was $58.9 million for the three months ended March 31, 2009, compared with $60.1 million for the same period in 2008.
     Adjusted EBITDA for the three months ended March 31, 2009, was $403.6 million, compared with $377.5 million for the same period in 2008, representing a 6.9 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended March 31, 2009, was $259.4 million, compared with $55.1 million for the same period in 2008.
     The consolidated financial results for the three months ended March 31, 2009, reflect a 2.2 percent decrease in total admissions compared with the three months ended March 31, 2008. This decrease was due primarily to a strong flu season and an extra day for leap year in 2008, compared to significantly less flu and respiratory admissions in 2009. On a same-store basis, admissions decreased 4.9 percent and adjusted admissions decreased 2.4 percent, compared with the same period in 2008. On a same-store basis, net operating revenues increased 4.3 percent, compared with the same period in 2008, due primarily to growth in surgeries in 2009.
     On February 2, 2009, a subsidiary of the Company acquired Siloam Springs Memorial Hospital, a 74-bed acute care hospital in Siloam Springs, Arkansas.
     On March 31, 2009, the Company completed the settlement of pending litigation and the conveyance by two indirect subsidiaries of the Company of their ownership interest in the partnership that owns Presbyterian Hospital of Denton located in Denton, Texas, to the minority partner of that partnership.
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CYH Announces First Quarter 2009 Results

April 23, 2009
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., stated, “We are pleased with our solid financial performance for the first quarter of 2009. These results reflect our proven operating strategy and our ability to drive revenues and improve the financial performance of our hospitals in spite of a challenging operating environment. We will continue to manage our operations as efficiently as possible in this uncertain economy and, at the same time, meet our commitment to provide quality healthcare in the communities we serve.”
     Included on pages 11, 12 and 13 of this press release are tables setting forth the Company’s updated 2009 guidance. This guidance reaffirms the Company’s previous annual earnings guidance provided on February 19, 2009, as modified to reflect changes to the same hospitals annual admissions/adjusted admissions growth assumptions, debt repayment assumptions and other minor changes.
     Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is the largest publicly-traded hospital company in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 121 hospitals in 29 states with an aggregate of approximately 18,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its QHR subsidiary, the Company provides management and consulting services to over 150 independent non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
     Community Health Systems, Inc. will hold a conference call to discuss this press release on Friday, April 24, 2009, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue through May 1, 2009. A copy of the Company’s Form 8-K (including this press release) and conference call slide show is available on the Company’s website at www.chs.net.
     Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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CYH Announces First Quarter 2009 Results

April 23, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Financial Highlights (a)(b)(c)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008 (h)
Net operating revenues	$2,892,390	$2,688,924
Adjusted EBITDA (d)	$403,593	$377,500
Income from continuing operations (e)(h)	$71,131	$59,119
Net income attributable to Community Health Systems, Inc.	$58,915	$60,127

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders per share:
Basic (a)	$0.63	$0.53
Diluted (a)	$0.63	$0.52
Net income attributable to Community Health Systems, Inc. common stockholders per share:
Basic	$0.65	$0.64
Diluted	$0.65	$0.63
Weighted-average number of shares outstanding:
Basic (g)	90,605	94,108
Diluted (g)	90,885	95,007

Net cash provided by operating activities	$259,427	$55,133

For footnotes, see pages 9 and 10.
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CYH Announces First Quarter 2009 Results

April 23, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income* (a)(b)(c)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009		2008
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$2,892,390	100.0%	$2,688,924	100.0%

Operating costs and expenses:
Salaries and benefits	1,164,144	40.2%	1,076,301	40.0%
Provision for bad debts	335,451	11.6%	289,702	10.8%
Supplies	402,454	13.9%	380,676	14.2%
Other operating expenses	539,724	18.6%	518,966	19.3%
Rent	59,943	2.1%	58,663	2.2%
Depreciation and amortization	135,532	4.7%	121,270	4.5%

Total operating costs and expenses	2,637,248	91.1%	2,445,578	91.0%

Income from operations (h)	255,142	8.9%	243,346	9.0%
Interest expense, net	163,810	5.7%	164,527	6.1%
(Gain) loss from early extinguishment of debt (e)	(2,412)	0.1%	1,328	0.0%
Equity in earnings of unconsolidated affiliates	(12,919)	0.4%	(12,884)	0.5%

Income from continuing operations before income taxes	106,663	3.7%	90,375	3.4%
Provision for income taxes	35,532	1.2%	31,256	1.2%

Income from continuing operations (h)(e)	71,131	2.5%	59,119	2.2%

Discontinued operations, net of taxes:
Income from operations of hospitals sold and hospitals held for sale (f)	2,175	0.0%	—	0.0%
(Loss) gain on sale of hospitals, net	(405)	0.0%	9,617	0.4%

Income from discontinued operations	1,770	0.0%	9,617	0.4%

Net income	72,901	2.5%	68,736	2.6%
Less: Net income attributable to noncontrolling interests*(a)	13,986	0.5%	8,609	0.4%

Net income attributable to Community Health Systems, Inc.	$58,915	2.0%	$60,127	2.2%

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders per share:
Basic *	$0.63		$0.53

Diluted *	$0.63		$0.52

Discontinued operations attributable to Community Health Systems, Inc. common stockholders per share:
Basic *	$0.02		$0.11

Diluted *	$0.02		$0.11

Net income attributable to Community Health Systems, Inc. common stockholders per share:
Basic	$0.65		$0.64

Diluted	$0.65		$0.63

Weighted-average number of shares outstanding(g):
Basic	90,605		94,108

Diluted	90,885		95,007

Continued on the next page.

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CYH Announces First Quarter 2009 Results

April 23, 2009

*	On January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51,” the provisions of which, among others, require that minority interests be renamed noncontrolling interests and that a company present a consolidated net income measure that includes the amounts attributable to both the controlling and noncontrolling interests for all periods presented. Refer to footnote (a) on page 9, for information needed to recalculate income per share adjusted for noncontrolling interests.

For footnotes, see pages 9 and 10.

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CYH Announces First Quarter 2009 Results

April 23, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)(c)
($ in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	Consolidated			Same-Store
	2009	2008	% Change	2009	2008	% Change
Number of hospitals (at end of period)	119	116		116	116
Licensed beds (at end of period)	17,276	16,711		16,692	16,711
Beds in service (at end of period)	15,126	14,499		14,571	14,499
Admissions	170,886	174,733	-2.2%	166,204	174,733	-4.9%
Adjusted admissions	306,686	306,143	0.2%	298,722	306,138	-2.4%
Patient days	734,727	759,897	-3.3%	713,299	759,897	-6.1%
Average length of stay (days)	4.3	4.3		4.3	4.3
Occupancy rate (average beds in service)	54.0%	57.5%		53.8%	57.5%
Net operating revenues	$2,892,390	$2,688,924	7.6%	$2,805,202	$2,688,798	4.3%
Net inpatient revenue as a % of total net operating revenues	52.0%	52.9%		51.7%	52.9%
Net outpatient revenue as a % of total net operating revenues	48.0%	47.1%		48.3%	47.1%
Income from operations (h)	$255,142	$243,346	4.8%	$260,042	$243,408	6.8%
Income from operations as a % of net operating revenues	8.9%	9.0%		9.3%	9.1%

Depreciation and amortization	$135,532	$121,270		$133,754	$121,270
Equity in earnings of unconsolidated affiliates	$12,919	$12,884		$12,919	$12,884

Liquidity Data:
Adjusted EBITDA (d)	$403,593	$377,500	6.9%
Adjusted EBITDA as a % of net operating revenues	14.0%	14.0%
Net cash provided by operating activities	$259,427	$55,133

Net cash provided by operating activities as a % of net operating revenue	9.0%	2.1%

•	Continuing operating results and statistical data exclude discontinued operations for all periods presented.

For footnotes, see pages 9 and 10.

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CYH Announces First Quarter 2009 Results

April 23, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (a)
($ in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$532,132	$220,655
Patient accounts receivable, net of allowance for doubtful accounts of $1,194,834 and $1,102,900 at March 31, 2009, and December 31, 2008, respectively	1,643,919	1,613,959
Supplies	275,380	272,937
Prepaid income taxes	—	92,710
Deferred income taxes	91,875	91,875
Prepaid expenses and taxes	88,717	72,900
Other current assets	195,113	240,014

Total current assets	2,827,136	2,605,050

Property and equipment	7,191,931	7,082,930
Less accumulated depreciation and amortization	(1,323,638)	(1,213,871)

Property and equipment, net	5,868,293	5,869,059

Goodwill	4,173,408	4,166,091

Other assets, net	1,045,529	1,178,054

Total assets	$13,914,366	$13,818,254

LIABILITIES
Current liabilities
Current maturities of long-term debt	$32,672	$29,462
Accounts payable	465,393	529,429
Current income taxes payable	17,668	—
Deferred income taxes	6,740	6,740
Accrued interest	83,103	152,228
Accrued liabilities	797,432	816,111

Total current liabilities	1,403,008	1,533,970

Long-term debt	9,074,952	8,937,984

Deferred income taxes	461,098	460,793

Other long-term liabilities	890,237	887,445

Total liabilities	11,829,295	11,820,192

Redeemable noncontrolling interests in equity of consolidated subsidiaries(a)	306,942	298,763

EQUITY(a)
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 93,434,063 shares issued and 92,479,260 shares outstanding at March 31, 2009, and 92,483,166 shares issued and 91,507,617 shares outstanding at December 31, 2008	934	925
Additional paid-in capital	1,153,498	1,151,119
Treasury stock, at cost, 975,549 shares at March 31, 2009 and December 31, 2008	(6,678)	(6,678)
Accumulated other comprehensive loss	(283,475)	(295,575)
Retained earnings	835,164	776,249

Total Community Health Systems, Inc. stockholders’ equity	1,699,443	1,626,040
Noncontrolling interests in equity of consolidated subsidiaries(a)	78,686	73,259

Total equity	1,778,129	1,699,299

Total liabilities and equity	$13,914,366	$13,818,254

For footnotes, see pages 9 and 10.
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CYH Announces First Quarter 2009 Results

April 23, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
($ in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities
Net income attributable to Community Health Systems, Inc.	$58,915	$60,127
Adjustments to reconcile net income attributable to Community
Health Systems, Inc. to net cash provided by operating activities:
Depreciation and amortization	135,894	122,478
Stock-based compensation expense	12,286	13,246
Excess tax benefits relating to stock-based compensation	—	947
(Gain) loss on early extinguishment of debt	(2,412)	1,328
Net income attributable to noncontrolling interests	13,986	8,609
(Gain) loss on sale of hospitals and partnership interest, net	405	(12,885)
Other non-cash (income) expenses, net	(4,489)	1,442
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(18,013)	(100,057)
Supplies, prepaid expenses and other current assets	(7,592)	(26,584)
Accounts payable, accrued liabilities and income taxes	68,170	(81,965)
Other	2,277	68,447

Net cash provided by operating activities	259,427	55,133

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(17,053)	(1,705)
Purchases of property and equipment	(136,021)	(141,693)
Proceeds from disposition of hospitals and other ancillary operations	89,909	365,680
Proceeds from sale of property and equipment	326	13,717
Increase in other non-operating assets	(36,344)	(98,182)

Net cash (used in) provided by investing activities	(99,183)	137,817

Cash flows from financing activities
Proceeds from exercise of stock options	—	94
Deferred financing costs	(57)	(2,232)
Excess tax benefits relating to stock-based compensation	—	(947)
Proceeds from noncontrolling investors in joint ventures	21,922	12,881
Redemption of noncontrolling investments in joint ventures	(167)	—
Distributions to noncontrolling investors in joint ventures	(6,595)	(7,524)
Borrowings under credit agreement	200,000	25,000
Repayments of long-term indebtedness	(63,870)	(188,743)

Net cash provided by (used in) financing activities	151,233	(161,471)

Net change in cash and cash equivalents	311,477	31,479
Cash and cash equivalents at beginning of period	220,655	132,874

Cash and cash equivalents at end of period	$532,132	$164,353

For footnotes, see pages 9 and 10.
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CYH Announces First Quarter 2009 Results

April 23, 2009
Footnotes to Financial Statements
(a)	On January 1, 2009, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”, the provisions of which, among other things, requires that minority interests be renamed noncontrolling interests and that a company present a consolidated net income measure that includes the amounts attributable to both the controlling and noncontrolling interests for all periods presented. The following table provides information needed to recalculate income per share adjusted for noncontrolling interests.

	Three Months Ended
	March 31,
	2009	2008
Income from continuing operations attributable to Community
Health Systems, Inc. common stockholders:
Income from continuing operations, net of tax	$71,131	$59,119
Less: Income from continuing operations attributable to noncontrolling interests, net of tax	(14,131)	(9,292)

Income from continuing operations attributable to Community
Health Systems, Inc. common stockholders — basic and diluted	$57,000	$49,827

Income from discontinued operations attributable to Community
Health Systems, Inc. common stockholders:
Income from discontinued operations, net of tax	$1,770	$9,617
Plus: Loss from discontinued operations attributable to noncontrolling interests, net of tax	145	683

Income from discontinued operations attributable to Community
Health Systems, Inc. common stockholders — basic and diluted	$1,915	$10,300

For the balance sheet presentation, SFAS No. 160 requires that minority interests be renamed noncontrolling interests and that a company present such noncontrolling interests as a component of equity for all periods presented, except for the redeemable noncontrolling interests, which are presented as a component of mezzanine equity.

(b)	Continuing operating results exclude discontinued operations for all periods presented.

(c)	On March 31, 2009, the Company completed the settlement of all pending litigation that resulted in the conveyance by two of the Company’s indirect subsidiaries of their 80% partnership interest in the partnership that owns Presbyterian Hospital of Denton located in Denton, Texas, to the minority partner of that partnership for approximately $100 million. For 2008, the Denton, Texas, hospital had net revenues of approximately $150 million with an EBITDA margin in the double digits. This hospital has been reclassified to discontinued operations for all periods presented.

(d)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Footnotes continued on the next page.

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CYH Announces First Quarter 2009 Results

April 23, 2009
The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the consolidated financial statements for the three months ended March 31, 2009 and 2008 (in thousands):

	Three Months Ended
	March 31,
	2009	2008
Adjusted EBITDA	$403,593	$377,500
Interest expense, net	(163,810)	(164,527)
Provision for income taxes	(35,532)	(31,256)
Income from operations of hospitals sold and hospitals held for sale, net of taxes	2,175	—
Other non-cash expenses, net	8,159	13,575
Net changes in operating assets and liabilities, net of effects of acquisitions	44,842	(140,159)

Net cash provided by operating activities	$259,427	$55,133

(e)	Included in income from continuing operations for the three months ended March 31, 2009, is a gain from early extinguishment of debt of $2.4 million with an after-tax impact of $1.5 million related to the repurchases on the open market and cancellation of $60.5 million of Senior Notes. Included in income from continuing operations for the three months ended March 31, 2008, is a loss from early extinguishment of debt of $1.3 million with an after-tax impact of $0.9 million related to the repurchases on the open market and cancellation of $62.7 million of Senior Notes and a pre-tax gain of $2.6 million with an after-tax impact of $1.7 million from the sale of some excess land previously held by the company.

(f)	Included in discontinued operations are the following:
•	Presbyterian Hospital of Denton (255 licensed beds) located in Denton, Texas, which was conveyed to the noncontrolling partner on March 31, 2009;

•	One hospital classified as being held for sale at March 31, 2009; and,

•	Russell County Medical Center (78 licensed beds) located in Lebanon, Virginia, nine hospitals with an aggregate total of 1,058 licensed beds located in Alabama, Arkansas, Missouri, Oregon and Tennessee, and one hospital located in the Republic of Ireland (122 licensed beds), all of which were sold during the first quarter of 2008.
(g)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares:

	Three Months Ended
	March 31,
	2009	2008
Weighted-average number of shares outstanding — basic	90,605	94,108
Add effect of dilutive securities:
Stock awards and options	280	899

Weighted-average number of shares outstanding — diluted	90,885	95,007

(h)	Included in income from operations and income from continuing operations for the three months ended March 31, 2009, are the following non-same-store charges:
•	A pre-tax charge of $1.0 million related to acquisition costs required to be expensed pursuant to revised business combination accounting rules that became effective January 1, 2009; and,

•	A pre-tax charge of $2.2 million for system conversion costs related to conversion of Triad’s former IT systems to the Company’s IT system.

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CYH Announces First Quarter 2009 Results

April 23, 2009
Regulation FD Disclosure
     The following table sets forth selected information concerning the Company’s updated projected consolidated operating results for the year ending December 31, 2009. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This guidance reaffirms the Company’s previous annual earnings guidance provided on February 19, 2009, as modified below to reflect changes to the same hospitals annual admissions/adjusted admissions growth assumptions, debt repayment assumptions and other minor changes. See page 13 for a list of factors that could affect the future results of the Company or the healthcare industry generally.
     The following is provided as guidance to analysts and investors:

	Updated 2009
	Projection
	Range
Net operating revenues (in millions)	$11,650	to	$11,950
Adjusted EBITDA (in millions)	$1,625	to	$1,665
Income from continuing operations per share — diluted	$2.45	to	$2.65
Same hospitals annual admissions/adjusted admissions growth	-1.0%	to	1.0%
Weighted-average diluted shares (in millions)	92.0	to	94.0
Acquisitions of new hospitals		2
Income from Continuing Operations Per Share — Diluted
2nd quarter ending June 30	$0.58	to	$0.64
3rd quarter ending September 30	$0.58	to	$0.64
4th quarter ending December 31	$0.66	to	$0.74
The following assumptions were used in developing the guidance provided above:
•	Includes the recent divesture of the Denton, Texas hospital and one hospital currently held for sale; no additional operating divestitures have been assumed in this guidance.

•	Projected 2009 same hospital annual admissions/adjusted admissions growth does not consider unanticipated service closures and other unusual events.

•	The Company’s guidance does not take into account any resolution of the New Mexico qui tam case (U.S. ex rel. Baker vs. Community Health Systems, Inc.) in which it is alleged that the Company and three of the Company’s New Mexico hospitals have caused the State of New Mexico to submit improper claims for federal funds in violation of the Federal False Claims Act. The Company is vigorously defending this litigation.

•	Expressed as a percentage of net operating revenues, the provision for bad debts is projected to be approximately 11.8% to 12.5% for 2009. These percentages may vary depending on changes in payor mix.

•	Expressed as a percent of net operating revenues, depreciation and amortization is projected to be approximately 4.5% to 4.8% for 2009; however, this is a fixed cost and the percentages may vary as revenue varies.

•	2009 projection assumes an estimate of $0.02 to $0.03 per share (diluted) of acquisition costs will be expensed pursuant to revised business combination accounting rules that became effective January 1, 2009.

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CYH Announces First Quarter 2009 Results

April 23, 2009
•	For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.215 billion Senior Secured Credit Facility for 2009 will remain relatively stable as compared to 2008; however, additional swap agreements could increase interest expense based on current market conditions. Based on these assumptions, expressed as a percentage of net operating revenue, interest expense is projected to be approximately 5.5% to 5.7% for 2009; however, these percentages will vary as revenue and interest rates vary.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.4% to 0.6% for 2009.

•	On December 13, 2006, the Company announced a new open market repurchase program for up to five million shares of the Company’s common stock not to exceed $200 million in purchases. This repurchase program will conclude at the earlier of three years or when the maximum number of shares has been repurchased or the maximum dollar amount has been reached. Through April 22, 2009, 4.8 million shares have been purchased under this repurchase plan. No additional share purchases have been assumed for 2009. From January 1, 2009 through April 22, 2009, the Company repurchased on the open market and cancelled $80.5 million of principal amount of its Senior Notes ($60.5 million as of March 31, 2009) and paid off and retired $110 million of principal amount of its Term Loans under the Company’s Credit Facility. It is currently assumed that approximately $100 million of principal amount of additional Senior Note repurchases will be completed during the remainder of 2009.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 33.0% to 34.5% for 2009. The adoption of Statement of Financial Accounting Standards No. 160 and the related presentation of noncontrolling interests outside of income from continuing operations caused the effective tax rate to be lower than previously projected.

•	Capital expenditures are projected as follows (in millions):

2009
Guidance
Total	$600 to $650
•	Net cash provided by operating activities are projected as follows (in millions):

2009
Guidance
Total	$900 to $1,000
•	Included in the above guidance are estimated 2.5% to 3.0% increases in Medicare inpatient reimbursement effective October 1, 2008, and Medicare outpatient reimbursement effective January 1, 2009. The guidance does not reflect any state Medicaid legislation not enacted to date or any state discount program not implemented to date. The 2009 guidance does include a net operating revenue reduction of 0.10% of calender year 2009 net operating revenue for the estimated impact of the implementation of an outpatient prospective payment system under the TRICARE/CHAMPUS program, which will be effective in the second quarter of 2009.

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CYH Announces First Quarter 2009 Results

April 23, 2009
     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;

•	our ability to successfully integrate any acquisitions or to recognize expected synergies from such acquisitions, including the facilities acquired from Triad;

•	risks associated with our substantial indebtedness, leverage and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	legislative proposals for healthcare reform;

•	potential adverse impact of known and unknown government investigations and Federal and State False Claims Act litigation;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liability and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
     The consolidated operating results for the quarter ended March 31, 2009, are not necessarily indicative of the results that may be experienced for any such future period or for any future year, including 2009.
     The Company cautions that the projections for calendar year 2009 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

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